Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-168675) pertaining to the First Financial Bancorp 401(k) Savings Plan of our report dated June 20, 2013, with respect to the financial statements and supplemental schedules of the First Financial Bancorp 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Cincinnati, Ohio
June 20, 2013